Securities and Exchange Commission

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2011

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16715 (Commission File Number)	56-1528994 (IRS Employer Identification No.)

4300 Six Forks Road
Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (919) 716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of shareholders of First Citizens BancShares, Inc. (“BancShares”) was held on April 25, 2011.  At the meeting, the shareholders:
●	voted on the election of 14 directors for terms of one year each;
●	voted on a non-binding, advisory “say-on-pay” resolution to approve compensation paid or provided to BancShares’ executive officers as disclosed in the proxy statement for the annual meeting;
●	held a non-binding, advisory vote on whether BancShares should submit a “say-on-pay” resolution to a vote of shareholders every one, two or three years (a “say-on-frequency” vote); and
●	voted on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as BancShares’ independent public accountants for 2011.

The following tables describe the final results of the voting at the annual meeting.

Election of Directors
Name of Nominee	Votes Cast "For"	Votes "Withheld"	Broker Nonvotes
John M. Alexander, Jr.	29,755,768	54,875	1,910,562
Carmen Holding Ames	29,729,881	80,762	1,910,562
Victor E. Bell III	29,769,233	41,410	1,910,562
Hope Holding Connell	29,727,781	82,862	1,910,562
Hubert M. Craig III	29,755,819	54,824	1,910,562
H. Lee Durham, Jr.	29,769,212	41,431	1,910,562
Daniel L. Heavner	29,762,411	48,232	1,910,562
Frank B. Holding	29,726,457	84,186	1,910,562
Frank B. Holding, Jr.	29,730,056	80,587	1,910,562
Lucius S. Jones	29,749,342	61,301	1,910,562
Robert E. Mason IV	29,762,379	48,264	1,910,562
Robert T. Newcomb	29,531,584	279,059	1,910,562
James M. Parker	29,707,797	102,846	1,910,562
Ralph K. Shelton	29,766,737	43,906	1,910,562

“Say-on-Pay” Vote

Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Non-binding, advisory resolution to approve compensation paid or provided to executive officers as disclosed in the annual meeting proxy statement	29,392,000	177,383	240,664	1,911,158

“Say-on-Frequency” Vote

Description of Matter Voted On	Votes Cast for “Every Year”	Votes Cast for “Every 2 Years”	Votes Cast for “Every 3 Years”	Abstained	Broker Nonvotes
Non-binding, advisory vote on how frequently a “say-on-pay” resolution should be submitted to a vote of shareholders	4,126,360	292,439	25,187,947	98,712	2,015,747

Ratification of Appointment of Independent Accountants

Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Ratification of the appointment of independent accountants	31,513,829	25,995	180,552	829

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date: April 28, 2011	By:	/s/ KENNETH A. BLACK
Kenneth A. Black
Chief Financial Officer